                           MUNDER CAPITAL MANAGEMENT
                               480 Pierce Street
                             Birmingham, MI  48009



                             as of August 17, 2000


Munder @Vantage Fund
480 Pierce Street
Birmingham, MI  48009

          Re: Subscription for the Purchase of Shares of Beneficial Interest of the Munder @Vantage Fund (the "Fund")
               -------------------------------------------------
Dear Sirs:

     The undersigned hereby subscribes to purchase 4,167 shares of beneficial interest of the Fund, at a price of $24.00 per share and agrees to pay upon demand in cash the amount of $100,000. The undersigned understands that the shares are not registered under the Investment Company Act of 1940 and further, the undersigned has no present intention of redeeming or reselling the shares.

                                                    Very truly yours,

                                                    MUNDER CAPITAL MANAGEMENT


                                                    By:     /s/James C. Robinson
                                                    Name:   James C. Robinson
                                                    Title:  Chief Executive
                                                            Officer
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                              MUNDER @VANTAGE FUND
                               480 Pierce Street
                             Birmingham, MI  48009


                             as of August 17, 2000

Munder Capital Management
480 Pierce Street
Birmingham, MI  48009


          Re: Acceptance of Subscription for the Purchase of Shares of Beneficial Interest of the Munder @Vantage Fund (the "Fund")
               ------------------------------------------------------------

Dear Sirs:

     The Fund, hereby accepts your offer to purchase 4,167 shares of beneficial interest of the Fund at a price of $24.00 per share for an aggregate purchase price of $100,000. This agreement is subject to the understanding that you are aware such share are not registered under the Investment Company Act of 1940 and you have no present intention of selling or redeeming the shares so acquired.

     Any redemption of these shares by you will be reduced by a pro rate portion of any then unamortized organization expenses of the Fund. This proration will be calculated by dividing the number of shares to be redeemed by the aggregate number of shares held which represent the initial capital of the Fund.

                                                       Sincerely,

                                                       MUNDER @VANTAGE FUND


                                                       By:  /s/James C. Robinson
                                                            James C. Robinson,
                                                            President


Accepted:   MUNDER CAPITAL MANAGEMENT


By:  /s/James C. Robinson
     James C. Robinson, President